EXHIBIT 10.2

                           PROPERTY SALE AGREEMENT

                                   BETWEEN

                        RECKSON OPERATING PARTNERSHIP,
                       RECKSON FS LIMITED PARTNERSHIP,
                                     AND
                            RCG KENNEDY DRIVE LLC
                                  AS SELLER

                                     AND

                        RECHLER EQUITY PARTNERS II LLC

                                 AS PURCHASER

                                    DATED

                              September 10, 2003


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                              TABLE OF CONTENTS
                              -----------------

ARTICLES                                                                 Page
--------                                                                 ----

ARTICLE I     DEFINITIONS...................................................1
      Section 1.1   Definitions.............................................1
      Section 1.2   Rules of Construction...................................5

ARTICLE II    SALE AND PURCHASE OF PROPERTIES...............................6
      Section 2.1   Sale and Purchase of the Properties.....................6
      Section 2.2   Properties..............................................6
      Section 2.3   Purchase Price..........................................7
      Section 2.4   Closing Deliveries......................................7
      Section 2.5   Prorations.............................................10
      Section 2.6   Transfer and Recordation  Taxes;  Responsibility for
                    Recording..............................................12
      Section 2.7   Closing Expenses.......................................12
      Section 2.8   Deferred Closing.......................................12

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PURCHASER..................12
      Section 3.1   Representations and Warranties by Purchaser............12
      Section 3.2   Update of Representations and Warranties...............13

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SELLER.....................13
      Section 4.1   Representations and Warranties by Seller...............13
      Section 4.2   Update of Representations and Warranties...............14

ARTICLE V     LEASES; OPERATING COVENANT; PROPERTY MANAGEMENT..............15
      Section 5.1   Leasing................................................15
      Section 5.2   Rent Arrearages........................................15
      Section 5.3   Operations.............................................15
      Section 5.4   Options................................................15
      Section 5.5   Employees..............................................16
      Section 5.6   Estoppels..............................................16
      Section 5.7   Further Covenants......................................16
      Section 5.8   Surveys................................................16
      Section 5.9   Intentionally Omitted..................................16
      Section 5.10  Transition Services....................................16

ARTICLE VI    CONDITIONS PRECEDENT.........................................17
      Section 6.1   Conditions to Obligation of Purchaser..................17
      Section 6.2   Conditions to Obligation of Seller.....................18
      Section 6.3   Failure of Condition...................................18
      Section 6.4   Tenant Credit Condition................................19
      Section 6.5   Market MAC.............................................22
      Section 6.6   Kennedy Property.......................................22
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ARTICLE VII   ADDITIONAL AGREEMENTS........................................23
      Section 7.1   Purchaser Access.......................................23
      Section 7.2   Casualty and Condemnation..............................23
      Section 7.3   Tax Certiorari Proceedings.............................24
      Section 7.4   Tax Cooperation........................................24

ARTICLE VIII  TERMINATION; DEFAULT.........................................24
      Section 8.1   Termination............................................24
      Section 8.2   Termination By Reason of Default.......................24

ARTICLE IX    INDEMNIFICATION..............................................26
      Section 9.1   Seller's Indemnity.....................................26
      Section 9.2   Purchaser's Indemnity..................................27
      Section 9.3   Definitions............................................27
      Section 9.4   Survival...............................................27

ARTICLE X     NOTICES......................................................27
      Section 10.1  Notices................................................27

ARTICLE XI    MISCELLANEOUS PROVISIONS.....................................29
      Section 11.1  Severability...........................................29
      Section 11.2  Amendment..............................................29
      Section 11.3  Waiver.................................................29
      Section 11.4  Headings...............................................29
      Section 11.5  Further Assurances.....................................29
      Section 11.6  Binding Effect; Assignment.............................29
      Section 11.7  Prior Understandings; Integrated Agreement.............29
      Section 11.8  Counterparts...........................................29
      Section 11.9  Governing Law..........................................30
      Section 11.10 No Third-Party Beneficiaries...........................30
      Section 11.11 Waiver of Trial by Jury................................30
      Section 11.12 Broker.................................................30

ARTICLE XII   SUBSTITUTION   OR  REMOVAL  OF  PROPERTY;   DEFERRED
              CLOSINGS.....................................................30
      Section 12.1  Substitution of Property...............................30
      Section 12.2  Adjustment.............................................31
      Section 12.3  Individual Property MAC................................31
      Section 12.4  Adjustment; Removal....................................32



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                           PROPERTY SALE AGREEMENT


            THIS  AGREEMENT  is entered  into as of the 10th day of  September,
2003,  between  RECKSON  OPERATING  PARTNERSHIP,   L.P.,  a  Delaware  limited
partnership ("ROP"), RECKSON FS LIMITED PARTNERSHIP, a Delaware limited partnership ("RFS") and RCG KENNEDY DRIVE LLC, a Delaware limited liability company ("RKD"), each having an address c/o Reckson Associates Realty Corp.,
225  Broadhollow   Road,   Melville,   New  York  11747  (ROP,  RFS  and  RKD,
collectively, "Seller"), and RECHLER EQUITY PARTNERS II LLC, a Delaware limited liability company, having an address at 225 Broadhollow Road, Melville, New York 11747 ("Purchaser").

                             W I T N E S S E T H:

            WHEREAS, Seller desires to sell and Purchaser desires to purchase the Properties (hereinafter defined) subject to and in accordance with the terms hereof.

            NOW, THEREFORE, in consideration of the mutual premises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, Seller and Purchaser agree as follows:


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

        SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:


            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

            "Agreement" means this Property Sale Agreement, including all Schedules and Exhibits, as the same may be amended, supplemented, restated or modified.

            "Allocated Purchase Price" shall mean, with respect to a Property, the value ascribed to such Property on Exhibit K attached hereto, (or in the case of any substituted Property under Article 12, the value ascribed to such Property on Exhibit K of the Redemption Agreement).

            "Assignable  Proceeding"  has  the  meaning  given  that  term  in
Section 7.3.

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            "Assignment  and  Assumption of  Contracts"  has the meaning given that term in Section 2.3(a).

            "Assignment and Assumption of Leases" has the meaning given that term in Section 2.3(a).

            "Assumed  Liabilities" has the meaning given that term in Section
9.3.

            "Base Amount" has the meaning given that term in Section 8.2(b).

            "Books and Records" has the meaning given that term in Section 2.2(xii).

            "Business Day" means any day other than a Saturday, Sunday or day on which the banks in New York, New York are authorized or obligated by law to be closed.

            "Business Plan" has the meaning given that term in Section 2.5.

            "Claim" means any claim, demand or legal proceeding.

            "Closing" has the meaning given that term in Section 2.1(b).

            "Closing Date" has the meaning given that term in Section 2.1(a).

            "Code" has the meaning given that term in Section 3.1(d).

            "Combined Portfolio" shall mean, collectively, the Properties and the Redemption Agreement Properties.

            "Credit Tenant" shall mean any Tenant at a Property which is responsible for the payment of 20% or more of the total annual rents due to Seller pursuant to all leases for space at such Property.

            "Contracts" has the meaning given that term in Section 2.2.

            "Deed" has the meaning given that term in Section 2.3(a).

            "Deferred Closing" means each applicable closing of the sale and purchase of a Property or Properties that has been deferred pursuant to
Section 6.4, Section 6.6 or Section 12.3.

            "Deferred Closing Date" means, as applicable, any TCC Closing Date, Kennedy Property Closing Date or Remediation Closing Date.

            "Deposit" has the meaning given that term in Section 6.4(a).

            "Determination Date" has the meaning given that term in Section 6.4(c).

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            "Environmental  Law" means any Law  relating  to the  environment, human health or safety or Hazardous Substances.

            "Escrow  Holder"  has the  meaning  given  that  term in  Section
6.4(a)(ii).

            "Executory  Period"  has the  meaning  given that term in Section
2.5(e).

            "General  Intangibles" has the meaning given that term in Section
2.2.

            "Governmental Authority" means any agency, bureau, department or official of any federal, state or local governments or public authorities or any political subdivision thereof.

            "Hazardous Substance" means any substance,  waste or material that is listed, classified or regulated pursuant to any Environmental Law, and includes, without limitation, any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, flammable explosives, cyanide, polychlorinated biphenyl compounds, heavy metals, radon, chlorinated solvents, methane and radioactive materials.

            "Improvements" has the meaning given that term in Section 2.2.

            "Individual Property Remediation Notice" has the meaning given that term in Section 12.3.

            "Initial  Portfolio"  has the meaning  given that term in Section
6.3(b).

            "Kennedy Drive Property" means, collectively, the Properties located at 300/350 Kennedy Drive, Hauppauge, New York.

            "Land" means all of the parcels of land described in Exhibit L and Exhibit L-1 and, when used with reference to a particular Property, means the parcel of land relating to such Property.

            "Law" means any law, rule, regulation, order, decree, statute, ordinance, or other legal requirement passed, imposed, adopted, issued or promulgated by any Governmental Authority.

            "Leases" means all leases, license agreements and other occupancy agreements pursuant to which any Person has the right to occupy, or is otherwise leased or demised, any portion of a Property, together with any and all amendments, modifications, expansions, extensions, renewals, guarantees or other agreements relating thereto.

            "Licenses and Permits" has the meaning given that term in Section
2.2.

            "Losses" has the meaning given that term in Section 9.1.


                                       3
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            "Market MAC" has the meaning given that term in Section 6.5.

            "Material  Adverse  Condition"  has the meaning given that term in
Section 12.3(c).

            "Outside Date" has the meaning given that term in Section 2.1(c).

            "Permitted Exceptions" has the meaning given that term in Section 6.1(c).

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or other entity.

            "Personal  Property"  has the meaning  given that term in Section
2.3.

            "Prior Right" has the meaning given that term in Section 5.4.

            "Property(ies)" has the meaning given that term in Section 2.2.

            "Proration Agreement" has the meaning given that term in Section 2.5(g).

            "Purchaser" is the entity identified as such in the first paragraph of this Agreement, and any successor or assign.

            "Purchaser Representation and Warranty Update" has the meaning given that term in Section 3.2.

            "Qualifying  Income" has the  meaning  given that term in Section
8.2(b).

            "RARC"  means  Reckson   Associates   Realty  Corp.,   a  Maryland
corporation.

            "REIT  Requirements"  has the meaning  given that term in Section
8.2(b).

            "REP 1" means Rechler Equity Partners I LLC, a Delaware limited liability company.

            "RFS" is the entity identified as such in the first paragraph of this Agreement.

            "RKD" is the entity identified as such in the first paragraph of this Agreement.

            "ROP" is the entity identified as such in the first paragraph of this Agreement.

            "Redemption" means the transaction contemplated by the Redemption Agreement, whereby ROP shall redeem certain Partnership Interests (as defined in Section 1.1 of the Redemption Agreement) in exchange for the distribution to REP 1 of certain parcels of real property and the assumption by Purchaser of certain debt.

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            "Redemption  Agreement"  means that certain  Redemption  Agreement between ROP and RFS, as transferor, and REP 1, as transferee, dated as of the date hereof.

            "Redemption Agreement Properties" has the meaning given that term in Section 12.1.

            "Remediation  Date" has the  meaning  given  that term in Section
12.3.

            "Retained Liabilities" has the meaning given that term in Section
9.3.

            "Scheduled  Closing  Date"  has the  meaning  given  that  term in
Section 2.1(a).

            "Seller" has the meaning given that term in the first paragraph of this Agreement.

            "Seller Representation and Warranty Update" has the meaning given that term in Section 4.2.

            "Systems" has the meaning given that term in Section 2.2.

            "Taking" has the meaning given that term in Section 7.2(b).

             "TCC  Closing  Date" has the meaning  given that term in Section
6.4(a).

            "TCC Notice" has the meaning given that term in Section 6.4(a).

            "TCC  Properties"  has the  meaning  given  that term in  Section
6.4(a).

            "Tenant" has the meaning given that term in Section 2.4(a).

            "Tenant  Credit  Condition"  has the  meaning  given  that term in
Section 6.4(b).

            "Termination  Fee" has the  meaning  given  the  term in  Section
8.2(b).

            "Termination  Fee Tax Opinion" has the meaning  given that term in
Section 8.2(b).

            "Third   Party"  means  any  Person  other  than  Seller  and  its
Affiliates.

            "Title Insurer" means Commonwealth Land Title Insurance Company or such other or additional reputable title insurance companies as may be designated by Purchaser.

            "Voluntary  Encumbrances"  has  the  meaning  given  that  term in
Section 6.1(c).

        Section 1.2 Rules of Construction.

        (a) All uses of the term "including" shall mean "including, but not limited to," unless specifically stated otherwise.

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        (b)   Unless the context  otherwise  requires,  singular  nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a particular Section, Addendum, Schedule or Exhibit shall be deemed to mean the particular Section of this Agreement or Addendum, Schedule or Exhibit attached hereto, respectively.

                                   ARTICLE II
                                   -----------

                       SALE AND PURCHASE OF PROPERTIES
                       -------------------------------

        Section 2.1 SALE AND PURCHASE OF THE PROPERTIES. Subject to the terms of this Agreement, Seller agrees to sell, assign and convey (or cause to be sold, assigned and conveyed) unto Purchaser, and Purchaser agrees to purchase, assume and accept from Seller, the Properties. The parties agree that the value of the Properties has been allocated based upon the Allocated Purchase Prices.

                (a) Subject to the further provisions of this Section 2.1, the closing of the sale of the Properties (the "Closing") shall be held on the Business Day immediately following the date that the Redemption is consummated (the "Scheduled Closing Date"), as such Scheduled Closing Date may be adjourned from time to time in accordance with the provisions of this Agreement (the actual date on which the Closing occurs is called the "Closing Date").

        Section 2.2 PROPERTIES. As used herein, the term "Properties" means the following (insofar as the same relate to a single parcel of Land, a "Property"):

                (i) the fee estate in each parcel of land described on Exhibit L hereto, including, without limitation, all of the land that constitutes a part of those properties and any interest of the Seller in any adjoining parcel or parcels that may be needed for such parcel to be in compliance with applicable Law or applicable Leases;

                (ii) all buildings, structures and improvements on each parcel of Land (the "Improvements"), including all building systems and equipment relating thereto;

                (iii) all easements, covenants, privileges, rights of way and other rights appurtenant to the Land;

                (iv) all furniture, fixtures, equipment, chattels, machinery and other personal property owned by Seller or by any Affiliate which are now, or may hereafter prior to the Closing Date be, placed in, located on or attached to the Land and Improvements and used or usable in connection with the operation, use, occupancy, maintenance or repair thereof (the "Personal Property");

                (v) to the extent they may be transferred under applicable Law, all licenses, permits, certificates of occupancy and authorizations issued to Seller or any Affiliate or agent thereof pertaining to or in connection with the operation, use, occupancy, maintenance or repair of the Land, Improvements or Personal Property (the "Licenses and Permits");

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                (vi) to the extent assignable, all warranties, if any, issued to Seller or any Affiliate or agent thereof by any manufacturer or contractor in connection with construction or installation of equipment included as part of the Property;

                (vii) to the extent assignable, all brokerage and commission agreements, construction, service, supply, security, maintenance or other contracts (if any) (the "Contracts") held by Seller or its Affiliates with respect to the use, occupancy, maintenance, repair or operation of the Land, Improvements and Personal Property;

                (viii) all trade names, trademarks, logos, copyrights and other intangible personal property owned by Seller or its Affiliates relating to the Land, Improvements or Personal Property, but excluding the use of the name "Reckson" which shall be retained exclusively by Seller except to the extent set forth in the License Agreement (the "General Intangibles");

                (ix) all of Seller's right, title and interest in and to the Leases and the rents and profits therefrom, subject to Section 5.2, and (B) any security deposited under the Leases;

                (x) all of Seller's right, title and interest in and to the systems, software and software licenses necessary to operate the Properties (the "Systems");

                (xi) all books, records, lists of tenants and prospective tenants, files and other information (including, without limitation, any thereof in electronic format) maintained by Seller or its Affiliates or agents with respect to the ownership, use, leasing, occupancy, operation, maintenance or repair of the Properties, including, without limitation, audited financial statements (to the extent the same are completed and available) for the Properties and audited financial statements for the Seller for the 3 fiscal years prior to Closing (the "Books and Records");

                (xii) all other rights, privileges and appurtenances being expressly conveyed to Purchaser under this Agreement, including, but not limited to, utility deposits and refunds in connection therewith, subject to Section 2.5.

        Section 2.3 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Properties is Fifty-Five Million Five Hundred Thirty Thousand Four Hundred Ten Dollars ($55,530,410.00), subject to the adjustments and prorations herein. The parties agree that the Purchase Price has been allocated among the Properties based upon the Allocated Purchase Prices. The parties agree that the value of the Personal Property is de minimis and no part of the Initial Purchase Price is allocable thereto. The parties further agree that, except as otherwise may be required by applicable law, the transactions contemplated by this Agreement will be reported for all taxpurposes in a manner consistent with the terms of this Agreement, and that neither party (nor any of their Affiliates) will take any position inconsistent therwith.

        Section 2.4 CLOSING DELIVERIES. On the Closing Date or any Deferred Closing Date, as the case may be,

        (a)   Seller shall:

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                (i)  for each Property execute and deliver to  Purchaser a bargain and sale deed with covenant against grantor's acts conveying Seller's interest in the Properties free and clear of all liens, easements, encumbrances, restrictions and other exceptions, other than the Permitted Exceptions, in the form attached hereto as Exhibit A (the "Deed");

                (ii) for each Property, execute and deliver to Purchaser a bill of sale covering the Personal Property in the form attached hereto as Exhibit B;

                (iii) for each Property, execute and deliver to Purchaser an assignment (the "Assignment and Assumption of Leases") of all Leases and security deposits which shall be in recordable form and in the form attached hereto as Exhibit C;

                (iv) for each Property, execute and deliver to Purchaser an assignment (the "Assignment and Assumption of Contracts") of all Contracts, Licenses and Permits, General Intangibles, warranties and guaranties affecting such Property, in the form attached hereto as Exhibit D;

                (v) deliver to Purchaser the security deposits then held by Seller, its agents or any Affiliate pursuant to the Leases, and to the extent that any security deposit made under a Lease is in the form of a letter of credit, deliver such assignments and other instruments as Purchaser may reasonably require to transfer such letter of credit to Purchaser or, if Purchaser so requires, to Purchaser's mortgage lender on the applicable Property (together with reasonably satisfactory confirmation from the issuer thereof that Purchaser is the valid holder thereof);

                (vi) execute and deliver to Purchaser a nonforeign affidavit in the form attached hereto as Exhibit E;

                (vii) execute and deliver to Purchaser a letter addressed to each tenant, licensee or occupant under any Lease ("Tenant") advising the Tenant of the sale of the Property and assignment of its Lease in the form attached hereto as Exhibit F;

                (viii) execute and deliver to Purchaser a letter addressed to each vendor under any Contract being assumed by Purchaser hereunder advising the vendor of the sale of the Property and assignment and assumption of its Contract in the form attached hereto as Exhibit F-1;

                (ix) deliver to Purchaser the original executed estoppel certificates obtained by Seller pursuant to Section 5.6;

                (x)   execute and deliver to Purchaser the Proration Agreement;

                (xi) deliver to Purchaser or Purchaser's property manager signed originals or, if unavailable, copies, of all Leases;

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                (xii) deliver to Purchaser or Purchaser's property manager signed originals or, if unavailable, copies, of all Contracts and Licenses and Permits being assigned to Purchaser;

                (xiii) deliver to Purchaser or Purchaser's property manager for all Improvements copies of all warranties, guaranties, service manuals and other documentation in the possession or control of Seller, its agents or any Affiliate pertaining to building systems and equipment;

                (xiv) deliver to Purchaser or Purchaser's property manager for all Improvements all keys and combinations to locks that are in the possession or control of Seller, its agents or any Affiliate;

                (xv) deliver to Purchaser or Purchaser's property manager for all Improvements copies of all plans and specifications that are in the possession or control of Seller or any Affiliate;

                (xvi) file the 1099-S Form required by the Internal Revenue Service and deliver a copy thereof to Purchaser;

                (xvii) deliver to Title Insurer such customary affidavit or indemnity as is reasonably required for the Title Insurer to omit from its title report those exceptions required to be omitted in order to convey title to the Properties as required hereby;

                (xviii) deliver to Title Insurer such corporate resolutions or other appropriate documentation reasonably required by Title Insurer regarding the authorization of Seller to sell the Properties to Purchaser and the authority and incumbency of the person or persons executing this Agreement;

                (xix) to the extent Seller is obligated under the terms of this Agreement, deliver to Title Insurer such unconditional releases, satisfactions or other instruments as may be required by Law to discharge any mortgages or other security interests of record;

                (xx) deliver to Purchaser the Seller Representation and Warranty Update;

                (xxi) deliver to Purchaser or Purchaser's property manager (with Seller having the right to retain copies thereof) all of the Books and Records; and

                (xxii) execute and deliver to Purchaser such documents as Purchaser may reasonably require to evidence the assignment of the Systems.

        (b)   Purchaser shall:

                 (i) deliver to Seller the Purchase Price;

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                (ii) execute and deliver to Seller the Assignment and
Assumption of Leases;

                (iii) execute and deliver to Seller the Proration Agreement;

                (iv) execute and deliver to Seller the Assignment and Assumption of Contracts; and

                (v) deliver to Seller the Purchaser Representation and Warranty Update.

        (c) Not later than 2 Business Days prior to the Closing Purchaser shall have the right upon written notice to Seller to designate one or more different entities to acquire title to each of the Properties in lieu of Purchaser and/or to assume any or all of the liabilities with respect to such Properties; provided, that any acquisition of the Properties or assumption of liabilities pursuant to such designation shall not relieve Purchaser from any of its obligations pursuant to this Agreement.

        (d) Except as otherwise provided below, if, pursuant to Section 2.5, the prorations owed Seller exceed the prorations owed Purchaser, then Purchaser shall, at the initial Closing or applicable Deferred Closing, pay to Seller by wire transfer to an account designated by Purchaser on not less than two
(2) Business Days notice in immediately available federal funds the amount by which the prorations owed Seller exceed the prorations owed Purchaser. If, pursuant to Section 2.5, the prorations owed Purchaser exceed the prorations owed Seller, then Seller shall, at the Initial Closing, pay to Purchaser by wire transfer to an account designated by Purchaser on not less than two (2) Business Days notice in immediately available federal funds the amount by which the prorations owed Purchaser exceed the prorations owed Seller.

        Section 2.5 PRORATIONS.


        (a) The items described below with respect to each Property shall be apportioned between Seller and Purchaser and shall be prorated on a per diem basis as of 11:59 p.m. of the day before the Closing Date:

                (i) annual rents, other fixed charges (including prepaid rents), unfixed charges and additional rents (including, without limitation, on account of taxes, porter's wage, electricity and percentage rent), in each case paid under the Leases (it being agreed that any such amounts not paid prior to the Closing Date shall not be apportioned but shall be dealt with in accordance with the provisions of Section 5.2);

                (ii) amounts payable under the Contracts to be assigned to Purchaser;

                (iii) real estate taxes, vault taxes, water charges and sewer rents, if any, on the basis of the fiscal year for which assessed;

                (iv) fuel; electric and other utility costs;

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                (v) assessments, if any, provided that any remaining
installments with respect to any assessment or improvement lien for water, sewer or other utilities or public improvements paid by Seller if due and payable prior to the Closing and by Purchaser if due and payable subsequent to the Closing;

                (vi)  dues to owner and marketing organizations;

                (vii) amounts payable under reciprocal operating agreements, easements and similar instruments; and

                (viii) other items customarily apportioned in sales or transfers of real property in the jurisdiction in which the applicable Property is located.

        (b) If the Closing Date shall occur before the tax rate or assessment is fixed for the tax year in which the Closing Date occurs, the apportionment of taxes shall be upon the basis of the tax rate or assessment for the next preceding year applied to the latest assessed valuation and Seller and Purchaser shall readjust real estate taxes promptly upon the fixing of the tax rate or assessment for the tax year in which the Closing Date occurs.

        (c) If there is a water or other utility meter(s) on a Property, Seller shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date and the unfixed meter charge and the unfixed sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If Seller cannot readily obtain such a current reading, the apportionment shall be based upon the most recent reading.

       (d) At the Closing, if Purchaser elects to take an assignment of any utility deposit made by Seller with any utility company, then Purchaser shall reimburse Seller for such utility deposit and Seller shall execute such documents as may be required to assign its rights in such deposits to Purchaser and provide such utility companies with notice of such assignment, if necessary (in each case in form and substance reasonably satisfactory to Purchaser). Any utility deposits not so assigned to Purchaser shall be refunded to Seller.

        (e) At the Closing, (i) the cost of tenant improvements actually paid for by Seller and the amount of any allowance in respect of tenant improvements actually paid by the Seller during the period of time from and after the date hereof until the date of the Closing (such period, the "Executory Period") and (ii) any leasing commissions actually paid by the Seller during the Executory Period shall be apportioned as follows:

                (A) Purchaser shall receive a credit to the extent the amounts for such tenant improvement costs, allowances or leasing commissions shown on the business plan attached as Exhibit M (the "Business Plan") exceed the amounts actually expended by Seller for such costs, allowances or commissions during the Executory Period.

                (B) Seller shall receive a credit to the extent the amounts actually expended by Seller for such costs, allowances or commissions during the Executory Period exceed the amounts for such costs, allowances or commissions shown on the Business Plan.

        (f) Seller and Purchaser shall prepare an agreement (the "Proration Agreement") setting forth on a Property-by-Property basis in reasonable detail the prorations described in this Section 2.5 and stating the net amount owed to Seller or Purchaser, as the case may be, on account thereof. Seller and Purchaser shall execute and deliver the Proration Agreement as provided in Section 2.4.

        (g) If any of the items described above cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at the Closing, or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable.

        (h)  The provisions of this Section 2.5 shall survive the Closing.

        Section 2.6 TRANSFER AND RECORDATION TAXES; RESPONSIBILITY FOR RECORDING. At the Closing, Seller shall pay any and all transfer taxes, recording charges and other similar costs and expenses payable in connection with the transactions contemplated hereunder. Seller and Purchaser shall execute and deliver all returns, questionnaires, and any necessary supporting documents, instruments and affidavits, in form and substance reasonably satisfactory to each party, required in connection with any of the aforesaid taxes. The provisions of this Section 2.6 shall survive the Closing.

        Section 2.7 CLOSING EXPENSES. Except as otherwise expressly provided herein, Seller and Purchaser each shall be responsible for the payment of their respective closing expenses and expenses in negotiating and carrying out their respective obligations under this Agreement, including, without limitation, the costs of counsel, due diligence and all other expenses relating to this Agreement (the parties agreeing that all title insurance and survey expenses shall be paid by Purchaser).

        Section 2.8 DEFERRED CLOSING. With respect to any Deferred Closing under this Agreement, all references in this Agreement to the "Closing" shall be deemed to refer to such Deferred Closing, all references in this Agreement to the "Closing Date" shall be deemed to refer to the applicable Deferred
Closing Date, and all provisions of this Agreement applicable to the Deferred Closing or the Deferred Closing Date shall apply only in respect of the Properties which are the subject of such Deferred Closing.

                                  ARTICLE III
                                  -----------


                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Section 3.1 REPRESENTATIONS AND WARRANTIES BY PURCHASER.
Purchaser makes the following representations and warranties, each of which is true and correct as of the date hereof and as of the Closing Date:

        (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. This Agreement and the transaction contemplated herein do not contravene any of the provisions of the Certificate of Formation or Operating Agreement of Purchaser.

        (b) The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Purchaser do not conflict with any provision of any law or regulation to which Purchaser is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any order or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of Purchaser's respective assets or property, which would adversely affect the ability of Purchaser to perform its obligations under this Agreement. Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement.

        (c) Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Purchaser or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent.

        (d) The provisions of this Section 3.1 shall survive the Closing or the termination of this Agreement.

        Section 3.2 UPDATE OF REPRESENTATIONS AND WARRANTIES. At the Closing, Purchaser shall deliver to Seller a certification (the "Purchaser Representation and Warranty Update") which states that all of Purchaser's representations and warranties set forth in this Agreement are true and correct as of the Closing or, if not so true and correct, advising Seller in what respects Purchaser's representations and warranties set forth in this Agreement are inaccurate as of the Closing Date. Nothing contained in this Section 3.2 or in any such Purchaser Representation and Warranty Update shall limit or otherwise affect the provisions of Section 6.2.


                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

        Section 4.1 REPRESENTATIONS AND WARRANTIES BY SELLER. Seller makes the following representations and warranties, each of which is true and correct as of the date hereof:

        (a) Each entity constituting Seller except RKD is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. RKD is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. This Agreement and the transaction contemplated herein do not contravene any of the respective provisions of the Certificates of Limited Partnership or Partnership
Agreements of ROP or RFS, or the Certificate of Formation or Operating Agreement of RKD.

        (b) Except for the Existing Unsecured Debt (as defined in the Redemption Agreement), the execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Seller do not conflict with any provision of any law or regulation to which Seller is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller, or result in the creation or imposition of any lien on any of its assets or property which would adversely affect the ability of Seller to perform its obligations under this Agreement. Except for the Prior Rights, and in connection with the Existing Unsecured Debt, Seller has obtained all consents, approvals, authorizations or orders of any court, governmental agency or body and of all Third Parties, if any, required for the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

        (c) Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Seller or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. No general assignment of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any material portion of its property. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

        (d) Seller is not a "foreign person" as defined in Section 1445 of the Code and the regulations promulgated thereunder.

        (e) The provisions of this Section 4.1 shall survive the Closing or other termination of this Agreement.

        Section 4.2 UPDATE OF REPRESENTATIONS AND WARRANTIES. At the Closing, Seller shall deliver to Purchaser a certification (the "Seller Representation and Warranty Update") which states that all of Seller's representations and warranties set forth in the Agreement are true and correct as of the Closing or, if not so true and correct, advising Purchaser in what respects Seller's representations and warranties set forth in this Agreement are inaccurate as of the Closing Date. Nothing contained in this Section 4.2 or in any such Seller Representation and Warranty Update shall limit or otherwise affect the provisions of Section 6.1.

                                   ARTICLE V
                                   ---------

               LEASES; OPERATING COVENANT; PROPERTY MANAGEMENT
               -----------------------------------------------

        Section 5.1 LEASING. Between the date of this Agreement and the Initial Closing Date without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), Seller shall not (i) execute or agree to execute any material amendment or modification to any Lease or Contract; (ii) execute or agree to execute any new Lease or Contract unless
(in the case of a Contract) it is terminable by Purchaser without cause and without penalty by the giving of not more than 30 days' notice; (iii) terminate any Lease; (iv) consent to any assignment or subletting by any Tenant or the taking of any other material action by a Tenant which requires the landlord's consent; (v) accept any payments of rent under any Lease more than 30 days in advance of its due date; or (vi) waive any of the material obligations of the Tenant under any Lease; (vii) apply any security deposit under any Lease. If Seller desires to take any action requiring Purchaser's consent under this Section 5.1, and Purchaser shall not deny its consent to such action by written notice to Seller given within seven (7) Business Days after receipt of Seller's notice, Purchaser shall be deemed to have granted its consent.

        Section 5.2 RENT ARREARAGES. Seller shall use reasonable efforts to collect any delinquent amounts from Tenants prior to the Closing Date; provided, that Seller may not bring any action or suit for dispossess or similar proceeding in any court without first obtaining the written consent of Purchaser. If, prior to the Closing Date, Seller is unable to collect all rents due and owing for any period preceding the Closing Date, then Purchaser shall be entitled to collect and retain all such amounts, and Seller shall have no further rights in respect thereof. If, as of the Closing Date, any amounts due and payable under the Leases (including, without limitation, operating expense escalations, real estate tax escalations and percentage rent) has not been billed or has not been determined in accordance with the provisions of the Leases then Seller shall reasonably cooperate with Purchaser to determine the correct amount to be billed. Any amounts payable under the Leases which are received by Seller on or after the Closing Date, shall be paid to Purchaser within fifteen (15) Business Days following receipt thereof. The provisions of this Section 5.2 shall survive the Closing.

        Section 5.3 OPERATIONS. Between the date of this Agreement and the Closing Date, Seller shall operate and maintain the Properties in accordance in all material respects with Seller's past practices and substantially in accordance with the Business Plan, and will furnish Purchaser with copies of all periodic reports Seller (or its agents) currently generates with respect to the Properties or any thereof. The Improvements shall be maintained substantially in their present condition, subject, however, to normal wear and tear and damage by fire or other casualty (subject to Section  7.3)
through the Closing Date. Seller shall maintain all insurance policies presently covering the Properties in full force and effect until the Closing Date. Seller shall not sell or otherwise dispose of any material Personal Property used in connection with the operation or maintenance of the Properties, except for Personal Property that becomes obsolete and that is replaced with Personal Property of at least equal quality if necessary for the operation or maintenance of the Properties.

        Section 5.4 OPTIONS. Seller shall, within thirty (30) days after the date hereof, take any steps necessary to trigger any rights or options of any Person to acquire any Property or
                                       15
any portion thereof or any interest relating thereto, and any rights of first offer or rights of refusal to do so (each, a "Prior Right"). If (a) any Prior Right is exercised by the holder thereof or (b) the holder of a Prior Right shall neither have exercised nor waived its Prior Right but Seller shall nevertheless be unable on the Closing Date to transfer the subject Property by reason of such Prior Right, then, in either such event, the parties shall nevertheless proceed to Closing, subject to and in accordance with the other terms of this Agreement, and at Purchaser's option, (i) Purchaser may effect a substitution pursuant to Section 12.1 in order to replace such Property, or (ii) such Property shall not be transferred pursuant to this Agreement and the Allocated Purchase Price of the affected Property shall be accounted for by adjusting the amount of the Purchase Price.

        Section 5.5 EMPLOYEES. Between the date of this Agreement and the Closing, Purchaser shall be permitted to negotiate with the employees of Seller listed on Exhibit N in connection with their potential employment by Purchaser or its Affiliate after the Closing. To the extent Seller implements any layoffs prior to or in connection with the Closing, Seller shall comply with all relevant Law, including, but not limited to, the Worker Adjustment and Retraining Notification Act.

        Section 5.6 ESTOPPELS. Between the date of this Agreement and the Closing, to the extent requested by Purchaser, Seller shall request from each Tenant, or other person designated by Purchaser, an estoppel certificate in a form designated by Purchaser.

        Section 5.7 FURTHER COVENANTS. Between the date of this Agreement and the Closing, without the prior written consent of Purchaser, Seller shall not
(i) effect or agree to effect any conveyance or any contract to convey any Property or any portion thereof or (ii) effect, or agree to, any change in the zoning applicable to any Property. If Seller desires to take any action requiring Purchaser's consent under this Section 5.7, and Purchaser shall neither grant nor deny its consent to such action by written notice to Seller given within seven (7) Business Days after receipt of Seller's notice, Purchaser shall be deemed to have denied its consent.

        Section 5.8 SURVEYS. Seller shall deliver to Purchaser all surveys of the Properties in Seller's possession. Between the date of this Agreement and the Closing, Seller will reasonably cooperate with Purchaser in obtaining recertifications of such surveys or currently dated surveys with respect to the Properties prepared by a licensed professional engineer or surveyor acceptable to Title Insurer.

        Section 5.9 INTENTIONALLY OMITTED.

        Section 5.10 TRANSITION SERVICES. Seller shall perform (or cause to be performed) Transition Services on behalf of Purchaser (and any designee to whom a Property is transferred pursuant to Section 2.4(c)) for a period of 60 days following the Closing (the "Transition Period"). Purchaser shall have the right to extend the Transition Period for up to 30 days upon written notice to Seller no later than 50 days following the Closing. At any time prior to the end of the Transition Period (as the same may have been extended), Purchaser may terminate such Transition Services upon 10 days prior written notice to Seller. In consideration for such services, Purchaser shall pay to Seller the sum of $7,000 per month, plus any third party out-of-pocket expenses of Seller actually expended by Seller in connection with the Transition

Services, such sum to be ratably adjusted with respect to any partial month. As used herein, the term "Transition Services" means (i) property-level accounting services (including preparing and delivering financial statements); (ii) asset management services; (iii) employee payroll services; and (iv) cooperation with the administration of certain employee benefits, all of which shall be provided consistent with the general level of such services provided by the Seller in the administration of its own business to the extent reasonably practicable. The provisions of this Section 5.10 shall survive the Closing.



                                   ARTICLE VI
                                   ----------

                             CONDITIONS PRECEDENT
                             --------------------

        Section 6.1 CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to effect the Closing shall be subject to the fulfillment or written waiver at or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Seller set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

        (b) Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by Seller under this Agreement on and prior to the Closing Date.

        (c) Condition of Title. Seller shall be able to transfer fee simple title to each of the Properties without exception, condition, limitation, qualification or exclusion except for the following (collectively, the "Permitted Exceptions"). (A) the lien of property taxes and assessments, water rates, water meter charges, sewer rates, sewer charges and similar matters which are not yet due and payable, so long as same are to be apportioned between Seller and Purchaser; (B) the rights of the Tenants under the Leases as tenants only; (C) any item (excluding monetary liens and mortgages) that is an encumbrance existing on the date of this Agreement, (D) any other item (excluding monetary liens and mortgages) voluntarily created or consented to by Seller without violating any of the covenants in Article
V, (E) any other item (excluding monetary liens and mortgages) which does not materially adversely affect the ability to use the Property for its current or intended purpose or materially adversely affect the value of any Property, and (F) such additional title matters as to which Purchaser does not object as described below. On or before the date occurring 30 days following Purchaser's receipt of a title report (which Purchaser agrees to order promptly after the execution of this Agreement), Purchaser shall advise Seller in writing of all title matters disclosed on such title report, as the case may be, which Purchaser finds objectionable (it being understood that Purchaser shall have no right to object to the matters described in items (A) through (E) of the definition of Permitted Exceptions). Any title matter as to which Purchaser does not timely so object (excluding mortgages and liens (other than those described in item (A) of the definition of Permitted Exceptions) which shall in all events be deemed to have been objected to by Purchaser) shall thereafter be deemed a "Permitted Exception." On or prior to the Closing Date, Transferor shall (i) cause to be discharged of record all liens, encumbrances and other title exceptions which are not Permitted Exceptions and which were created, or consented to, by Transferor or any Affiliate of Transferor (collectively, "Voluntary Encumbrances" and (ii) cause to be discharged of record all liens, encumbrances and other title exceptions which are not Permitted Exceptions and which are not Voluntary Encumbrances, but which can be satisfied solely by the payment of a liquidated sum in an aggregate amount not in excess of the balance remaining after subtracting from $20,000,000 the amount, if any, expended by the transferor under the Redemption Agreement to discharge any liens, encumbrances and other title exceptions described in clause (ii) of the last sentence of Section 6.1(c) of the Redemption Agreement.

        (d) Delivery of Documents. Each of the documents required to be delivered by Seller at the Closing shall have been delivered as provided therein.

        Section 6.2 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to effect the Closing, shall be subject to the fulfillment or written waiver at or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

        (b) Performance of Obligations. Purchaser shall have in all material respects performed all obligations required to be performed by it under this Agreement on and prior to the Closing Date, including without limitation, payment of the Purchase Price.

(c) Delivery of Documents. Each of the documents required to be delivered by Purchaser at the Closing shall have been delivered as provided therein.

        Section 6.3 FAILURE OF CONDITION.

        (a)   Subject to Sections 6.3(b) and (c) below, if, on the Closing Date,
(x) any condition to Seller's obligation to close hereunder shall not be satisfied, then Seller shall be entitled to terminate this Agreement or (y) any condition to Purchaser's obligation to close hereunder shall not be satisfied, then Purchaser shall be entitled to terminate this Agreement or
(z) either (A) the Redemption Agreement shall have terminated without the Redemption thereunder having occurred, or (B) any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing or prohibiting the Closing shall have become final and non-appealable, then in either such case either Seller or Purchaser shall be entitled to terminate this Agreement, in each such case, by delivering notice thereof to the other party.

        (b) Notwithstanding the provisions of Section 6.3(a), if all of the conditions applicable to the closing of the Initial Portfolio shall have been satisfied (or waived by the applicable party on the Scheduled Closing Date, the parties shall be obligated to consummate the Closing of the purchase and sale of the Initial Portfolio on the Scheduled Closing Date, notwithstanding that there may be conditions to such Closing which have not been satisfied (or waived) in respect of other Properties that are the subject of this Agreement but which were not included in the Initial Portfolio. "Initial Portfolio" means the Properties described on Exhibit L on the date of this Agreement (i.e., excluding any Properties which, on the date of this

Agreement are subject to the Redemption Agreement, but which subsequently become subject to the terms of this Agreement).

        (c) If the condition in Section 6.1(c) shall not be satisfied on the Closing Date in respect of one or more Properties in the Initial Portfolio solely by reason of the existence of liens, encumbrances and other title exceptions which are not Permitted Exceptions, are not Voluntary Encumbrances and cannot be satisfied solely by the payment of a liquidated sum, but all other conditions are satisfied in respect of the Initial Portfolio, the parties shall nevertheless proceed to Closing in respect of all of the other Properties in the Initial Portfolio subject to and in accordance with the other terms of this Agreement.

        (d) If this Agreement shall terminate pursuant to Section 6.3(a), then neither party shall have any further obligation or liability to the other, except for any such obligation or liability which expressly survives the termination of this Agreement; provided, that if any such termination is due to a party's default in performing its material obligations hereunder, then the remedies under Section 8.2 shall control; provided further, that if the Redemption Agreement shall have terminated due to the default of the Transferor thereunder, then any termination of this Agreement under Section 6.3(a)(z)(A) above shall be deemed to be due to Seller's default hereunder.

        SECTION 6.4 TENANT CREDIT CONDITION.

        (a) If, on any Closing Date, there shall exist a Tenant Credit Condition with respect to a Property or Properties, then Purchaser may, by notice to Seller (the "TCC Notice"), adjourn the date of Closing with respect to such Property or Properties only from time to time, but in no event later than the date 90 days after the Closing Date, (such date, the "TCC Closing Date") pursuant to the following conditions:

                (i) The aggregate Allocated Purchase Price for all such Properties shall not exceed $20,000,000.

                (ii) On the Closing Date, Purchaser shall deposit with Wachtell Lipton Rosen & Katz, as escrow agent (when acting in the capacity of escrow agent, the "Escrow Holder") a sum (the "Deposit") equal to twenty percent (20%) of the Allocated Purchase Price of the Properties that are the subject of the TCC Notice (the "TCC Properties") by wire transfer of immediately available federal funds to the account set forth on Exhibit H. Escrow Holder shall invest the Deposit in an interest bearing money market account. Escrow Holder shall not be liable for (i) any loss of such investment (unless due to Escrow Holder's gross negligence or willful misconduct) or (ii) any failure to attain a favorable rate of return on such investment.

                (iii) Escrow Holder shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, as follows:

                        (A) upon the Closing of the TCC Properties, the Deposit
                (together with all interest accrued thereon) shall be applied toward the Purchase Price; or

                        (B) if Purchaser has defaulted in the performance of its
                obligations under this Agreement as provided in Section 8.2(a) with respect to the TCC Properties, then Seller shall deliver a written notice to Escrow Holder instructing Escrow Holder to deliver the Deposit to Seller, and in the event that within ten
                (10) days of such request, Purchaser shall not have delivered a written objection to Escrow Holder pursuant to Section 6.4(a)(v) below, then the Escrow Holder shall within two Business Days after the end of such ten (10) day period deliver the Deposit to Seller; or

                       (C) if Seller has defaulted in the performance of its
                obligations under this Agreement as provided in Section 8.2(c) then Purchaser shall deliver a written notice to Escrow Holder instructing Escrow Holder to deliver the Deposit to Purchaser, and in the event that within ten (10) days of such request, Seller shall not have delivered a written objection to Escrow Holder pursuant to Section 6.4(a)(v) below, then the Escrow Holder shall within two Business Days after the end of such ten
                (10) day period deliver the Deposit to Purchaser; or

                        (D) the Deposit, and the interest accrued thereon, shall
                be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.

                (iv) Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (a)(iii)(B) or (a)(iii)(C), Escrow Holder shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Holder at any time within ten (10) days after such party's receipt of notice from Escrow Holder, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Within 1 Business Day of its receipt of such notice of objection, Escrow Holder shall give a copy of such notice to the party who filed the written demand.

                (v) If Escrow Holder shall have received the notice of objection provided for in subsection (a)(iv) above within the time therein prescribed, Escrow Holder shall continue to hold the Deposit, and the interest accrued thereon, until (A) Escrow Holder receives a written notice jointly signed by Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Holder shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (B) litigation is commenced between Seller and Purchaser, in which case Escrow Holder shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (C) Escrow Holder takes such affirmative steps as Escrow Holder may elect, at Escrow Holder's option, in order to terminate Escrow Holder's duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

        (vi) Escrow Holder may rely and act upon any instrument or other writing reasonably believed by Escrow Holder to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Holder by the provisions of this Agreement, except for Escrow Holder's own gross negligence, willful misconduct or default. Escrow Holder shall have no duties or responsibilities except those set forth herein. Escrow Holder shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Seller and Purchaser, and, if Escrow Holder's duties hereunder are affected, unless Escrow Holder shall have given prior written consent thereto. Escrow Holder shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel, including all of Escrow Holder's fees and expenses with respect to any interpleader action pursuant to paragraph (vi) above) incurred in connection with this Agreement, and such liability shall be joint and several; provided that, as between Seller and Purchaser, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement of any such expenses paid to Escrow Holder. In the event that Escrow Holder shall be uncertain as to Escrow Holder's duties or rights hereunder, or shall receive instructions from Seller or Purchaser that, in Escrow Holder's opinion, are in conflict with any of the provisions hereof, Escrow Holder shall be entitled to hold and apply the Deposit, and the interest accrued thereon, pursuant to subsection (vi) hereof and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Holder shall have no further liability or obligation of any kind whatsoever.

        (vii) Escrow Holder shall have the right at any time to resign upon ten
(10) Business Days prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Holder and shall notify Escrow Holder of the name and address of such successor Escrow Holder within ten (10) Business Days after receipt of notice of Escrow Holder of its intent to resign. If Escrow Holder has not received notice of the name and address of such successor Escrow Holder within such period, Escrow Holder shall have the right to select on behalf of Seller and Purchaser a bank or trust company to act as successor Escrow Holder hereunder. At any time after the ten (10) Business Day period, Escrow Holder shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Holder selected hereunder, provided such successor Escrow Holder shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Holder's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Holder shall become the Escrow Holder for all purposes hereunder and shall have all of the rights and obligations of the Escrow Holder hereunder, and the resigning Escrow Holder shall have no further responsibilities or obligations hereunder. The provisions of this Section 6.4 shall survive the Closing or termination of this Agreement.

        (b) For the purposes of this Agreement, a "Tenant Credit Condition" shall be deemed to exist with respect to a Property if (i) any Credit Tenant in such Property shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy,insolvency, reorganization, conservatorship or relief of debtors (A) seeking tohave an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Credit Tenant in such Property any case, proceeding or other action of a nature referred to in clause (i) above; or (iii) there shall be commenced against any Credit Tenant in such Property any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief; or (iv) any Credit Tenant in such Property shall be generally unable to pay its debts when due, or (v) any Credit Tenant in such Property shall be insolvent or (vi) any Credit Tenant in such Property shall be more than 60 days in arrears in any rent due to Seller.

        (c) The parties acknowledge and agree that, except as otherwise may be required by applicable law, (i) the parties will treat the escrow arrangement described in this Section 6.4 as a "contingent at closing escrow" within the meaning of Proposed Treasury Regulation Section 1.468B-8(b) and (ii) consistent with such characterization, for all periods (or portions thereof) ending on or prior to the Determination Date, Purchaser shall (A) be treated as owning the Deposit and any interest accrued thereon for federal income tax purposes and (B) in computing its taxable income, take into account all items of income, deduction, and credit of the escrow. "Determination Date" shall mean the date on which (or by which) the last of the events occurs as a result of which the Deposit and any interest accrued thereon is required to be delivered to the Purchaser or the Seller, as the case may be, in accordance with the provisions of this Section 6.4.

        (d) Anything contained in this Section 6.4 to the contrary notwithstanding, in no event shall the provisions of this Section 6.4 operate to permit Purchaser to adjourn the Closing as to any particular Property by more than 90 days.

(       e)   The provisions of this Section 6.4 shall survive the Closing.

        SECTION 6.5 MARKET MAC. Anything contained in this Agreement to the contrary notwithstanding, if, on the Scheduled Closing Date, there shall exist a Market MAC, then Purchaser may, by notice to Seller, adjourn the date of Closing from time to time, but in no event later than the date 90 days after the Scheduled Closing Date. A "Market MAC" will be deemed to exist if (i) there is a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities is declared by either the Federal or New York State or other relevant authorities or there is a material disruption in commercial banking or securities settlement and clearance services in the United States; (iii) there is an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis if any the foregoing, in the judgment of Purchaser's proposed lender, makes it impracticable or inadvisable to proceed with the Loans; or (iv) there is a change in national or international financial, political or economic conditions which, in the judgment of

Purchaser's proposed lender, makes it impracticable or inadvisable to proceed with Purchaser's financing.

        SECTION 6.6 KENNEDY PROPERTY.

        (a) Seller may, by notice to Purchaser (the "Kennedy Property Notice"), adjourn the date of Closing with respect to the Kennedy Property only from time to time, but in no event shall such Closing by adjourned beyond the date that is 90 days after the Scheduled Closing Date (such date, the "Kennedy Property Closing Date").

        (b) Purchaser and Seller shall cooperate with each other in order that the purchase and sale of the Kennedy Property may be accomplished by either or both of them as part of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code (a "1031 Transaction"). Each party shall execute such agreements and documents as may be reasonably necessary to complete and otherwise effectuate a 1031 Transaction by the other party; provided, that (a) neither party shall be obligated to incur any costs, expenses or other liabilities or agree to any change in the terms of the transaction in cooperating at the request of the other hereunder; and (b) neither shall be relieved from its obligation to close the transaction contemplated hereby at the Closing for the Kennedy Property.

        (c) The provisions of this Section 6.6 shall survive the Closing.

                                  ARTICLE VII
                                  -----------

                            ADDITIONAL AGREEMENTS
                            ---------------------

        Section 7.1 PURCHASER ACCESS. From and after the date hereof, Purchaser and its authorized representatives will be given full access to the Properties and to all books, contracts, commitments, records or other documentation concerning the Properties as Purchaser may reasonably request, such access to be provided during ordinary business hours; provided, that any entry upon the Properties by Purchaser and/or its representatives shall be subject to the following: (i) any such entry shall be subject to the provisions of the Leases and the rights of the Tenants, (ii) Purchaser and its representatives shall not interfere in any manner with the quiet enjoyment and possession of the Tenants in the conduct of any such inspection, (iii) Purchaser and its representatives shall minimize interference with the operations of the Property and (iv) Purchaser and its representatives shall promptly upon completion of any inspection, repair any damage caused by Purchaser or its representatives. Seller agrees to cooperate in all reasonable respects with Purchaser to effectuate the Closing subject to any applicable legal restraints.

        Section 7.2 CASUALTY AND CONDEMNATION.

        (a) Casualty. If all or any part of any Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing, the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any liability or obligation on the part of Seller by reason of such casualty; provided, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds under any relevant insurance policy which may have been collected by Seller as a result of such casualty less the reasonable expenses incurred by Seller in obtaining such award or proceeds, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such casualty. Seller will reasonably cooperate with Purchaser, at Purchaser's cost, in its prosecution of any Claims thereto. The provisions of this Section 7.2(a) supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

        (b) If, prior to the Closing Date, any part of any Property is taken, or if Seller shall receive an official notice from any Governmental Authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, all or any part of any Property (a "Taking"), then the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any liability or obligation on the part of Seller by reason of such Taking; provided, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in obtaining such award or proceeds, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking.

        Section 7.3 TAX CERTIORARI PROCEEDINGS. From and after the date of this Agreement, Seller shall not settle or compromise any certiorari proceeding relating to any tax year (an "Assignable Proceeding") without Purchaser's consent, which shall not be unreasonably withheld or delayed. At the Closing, Seller shall execute and deliver such documents as may be required to assign all of Seller's right, title and interest in any Assignable Proceeding to Purchaser. After the Closing, Purchaser shall have all rights (subject to any rights of Tenants under their Leases) to apply for, prosecute and settle tax certiorari proceedings with respect to any tax year (whether such tax year began before or after the Closing), and to retain all refunds and credits relating thereto. If any refund shall be received by Seller on or after the Closing Date, Seller shall pay the same to Purchaser within fifteen (15) Business Days after receipt thereof. Seller shall execute any and all consents or other documents as may be reasonably necessary to be executed by Seller so as to permit Purchaser to commence or continue any tax certiorari proceeding which Purchaser is authorized to commence or continue pursuant to the terms of this Section 7.3, or to collect any refund or credit with respect to any such tax proceeding. The provisions of this Section 7.3 shall survive the Closing.

        Section 7.4 TAX COOPERATION. Purchaser and Seller shall each cooperate reasonably with respect to tax matters. Without limiting the generality of the foregoing, each party shall, at its own cost and expense, provide the other with such information as the other may reasonably request in connection with any tax returns required to be filed or any tax elections available with respect to the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                  ------------

                             TERMINATION; DEFAULT
                             --------------------

        Section 8.1 TERMINATION. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date by mutual written consent of Seller and Purchaser.

        Section 8.2 TERMINATION BY REASON OF DEFAULT. (a) If Seller shall be ready, willing and able to close and Purchaser shall default in the performance of any of its material obligations to be performed on the Closing Date, Seller's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to receive (i) if the Redemption under the Redemption Agreement has been consummated and Purchaser defaults in respect of the initial Closing under this Agreement, the sum of Fifteen Million Dollars ($15,000,000.00) or (ii) if the initial Closing under this Agreement has occurred, but Purchaser defaults in respect of a TCC Closing Date, the Deposit (or, if the Deposit was not made by Purchaser, an amount equal to the Deposit), or (iii) if the initial Closing under this Agreement has occurred, but Purchaser defaults in respect of the Kennedy Property Closing or any Remediation Closing, 10% of the Allocated Purchase Price of the Property or Properties that are the subject of such Closing, in any of such cases as liquidated damages for Purchaser's default hereunder, it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof, it being acknowledged that defaults described in both clauses (ii) and (iii) may occur and in such event Seller shall be entitled to receive the damages contained in both clauses. For purposes of clarification, (A) if the Transferee under the Redemption Agreement defaults thereunder, Seller shall not be entitled to any damages for the termination of this Agreement (the damages to which Seller is entitled under the Redemption Agreement being deemed sufficient) and (B) if Seller shall be entitled to damages under clause (i) above, Seller shall in no event by entitled to damages under clause (ii) or clause (iii) above.

        (b) Notwithstanding the foregoing, the Termination Fee, as the case may be, shall be subject to adjustment as specified in this Section 8.2(b). The amount of the liquidated damages shall be an amount equal to the lesser of (i) the amount otherwise payable under Section 8.2(a) in the absence of this Section 8.2(b) (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Seller without causing RARC to fail to meet the requirements of Sections 856(c)(2) or (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to RARC, and (B) in the event RARC receives a letter from outside counsel (the "Termination Fee Tax Opinion") to the effect that Seller's receipt of the Base Amount either would constitute Qualifying Income or would be excluded from gross income of RARC within the meaning of Sections 856(c)(2) and
(3) of the Code (the "REIT Requirements"), the Base Amount less the amount paid under clause (A) above. In the event that Seller is not able to receive the full Base Amount, Purchaser shall place the unpaid amount in escrow and shall not release any portion thereof to Seller unless and until Purchaser receives either one of the following: (i) a letter from RARC's independent accountants indicating the maximum amount that can be paid at that time to Seller without causing RARC to fail to meet the REIT Requirements or (ii) a Termination Fee Tax Opinion, in either of which events Purchaser shall pay to Seller the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in
(i) above. Purchaser's obligation to pay any unpaid portion of the Base Amount shall terminate three years from the date of the termination of this Agreement.

        (c) If Purchaser shall be ready, willing and able to close and (x) Seller shall default in any of its material obligations to be performed on the Closing Date, or (y) Seller shall materially default in the performance of any of its material obligations to be performed prior to the Closing Date, with respect to any default under this clause (y) only, such default shall continue for ten (10) days after notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 8.2(c) (i) to seek to obtain specific performance of Seller's obligations hereunder, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to terminate this Agreement and receive payment from Seller of all reasonable expenses incurred by Purchaser in connection with the transactions contemplated herein (including, without limitation, title search and survey expenses any and all costs and expenses relating to any financing (including, without limitation, borrower's and lender's legal fees and disbursements, commitment fees, the lender's due diligence costs and costs of terminating hedging or other interest protection agreements)). Notwithstanding the preceding portions of this Section 8.2(c), if Seller shall willfully default in its obligation to close the transactions hereunder, then Purchaser shall be entitled to pursue all rights and remedies available to Purchaser at law or in equity. If this Agreement is terminated under clause (ii) above, then neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof.

        (d) The obligation, if any, of Purchaser under Section 8.2(a)(i) above shall be guaranteed by Rechler Equity Partners I General Partners LLC, a Delaware limited liability company, which entity is today, and shall remain through and including the date of the initial Closing under this Agreement, the holder (directly or indirectly) of not less than 65% of the equity in the transferee under the Redemption Agreement.

        (e) The provisions of this Section 8.2 shall survive the termination hereof.

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.1 SELLER'S INDEMNITY. From and after the Closing Date, Seller shall indemnify and hold harmless Purchaser from and against any and all liability, loss, cost, judgment, Claim, lien, damage or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by Purchaser by reason of or resulting from Claims asserted against Purchaser relating to the Retained Liabilities (as such term is hereinafter defined). Seller shall be responsible for, and shall assume, the defense of such matter, including employment by it of counsel reasonable satisfactory to Purchaser. In the case of any Claim which is covered by an insurance policy and as to which the applicable insurer has assumed the defense of such Claim, the counsel selected by such insurer shall, absent a conflict of interest, be deemed to be reasonably satisfactory. Seller shall not settle or compromise any such matter without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, that no consent shall be required if in connection with such settlement or compromise, Seller shall obtain a full and unconditional release of Purchaser from all liabilities relating to the Claim so settled. If Seller fails to act in a commercially reasonable manner to pursue the settlement or defense of such matter, Purchaser may, if such failure is not remedied within thirty (30) days from the date written notice of such failure is given by Purchaser to Seller, but shall have no obligation to, defend against any such Claim in such manner as it may deem appropriate but at the sole cost and expense of Seller. All costs, fees or expenses incurred by Purchaser in defending any Claim indemnified pursuant to this Section 9.1 shall, from time to time, upon request by the Purchaser be advanced by Seller to Purchaser prior to the final disposition of such Claim upon receipt by Seller of any undertaking by or on behalf of Purchaser to repay such amount, if it shall be determined in a judgment or final adjudication which is not subject to further appeal that Purchaser is not entitled to be indemnified with respect to such Claim as authorized in this Section 9.1.

        Section 9.2 PURCHASER'S INDEMNITY. From and after the Closing Date or Purchaser shall indemnify and hold harmless Seller from and against Losses incurred by Seller by reason of or resulting from Claims asserted against Seller relating to the Assumed Liabilities (as such term is hereinafter defined). Purchaser shall be responsible for, and shall assume, the defense of such matter, including employment by it of counsel reasonable satisfactory to Seller. In the case of any Claim which is covered by an insurance policy and as to which the applicable insurer has assumed the defense of such Claim, the counsel selected by such insurer shall, absent a conflict of interest, be deemed to be reasonably satisfactory. Purchaser shall not settle or compromise any such matter without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, that no consent shall be required if in connection with such settlement or compromise, Purchaser shall obtain a full and unconditional release of Seller from all liabilities relating to the Claim so settled. If Purchaser fails to act in a commercially reasonable manner to pursue the settlement or defense of such matter, Seller may, if such failure is not remedied within thirty (30) days from the date written notice of such failure is given by Seller to Purchaser, but shall have no obligation to, defend against any such Claim in such manner as it may deem appropriate but at the sole cost and expense of Purchaser.

        Section 9.3 DEFINITIONS. As used in this Article IX, the term (a) "Assumed Liabilities" means all liabilities and obligations related to the Properties other than the Retained Liabilities and (b) "Retained Liabilities" means all liabilities and obligations (w) as to which Purchaser is being indemnified by Seller pursuant to any other agreement executed on or after the date of this Agreement, (x) directly or indirectly relating to any Claims, actions, suits or proceedings by, on behalf of, or with respect to, shareholders of RARC arising out of, in connection with, or related to, the execution and delivery of this Agreement and the consummation of the transactions contemplated within, (y) related to the Properties in connection with any Claims covered by insurance policies of the Seller in effect on or before the Closing Date or (z) relating to indebtedness for money borrowed by the Seller other than the Existing Mortgages (as defined in the Redemption Agreement) or the Existing Unsecured Debt.

        Section 9.4 SURVIVAL. The provisions of this Article IX shall survive the Closing.

                                    ARTICLE X
                                    ---------

                                     NOTICES
                                     -------

        Section 10.1 NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (i) by registered or certified mail, return receipt requested, (ii) by personal delivery, (iii) by facsimile transmission if a confirmation of transmission is produced by the sending machine (with a hard copy sent simultaneously by one of the methods described in clauses (i), (ii) or (iv) of this Section 10.1) or (iv) by nationally recognized overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

        (a)     If to Seller, to:

         Reckson Operating Partnership, L.P. and
         Reckson FS Limited Partnership
         c/o Reckson Associates Realty Corp.
         225 Broadhollow Road
         Melville, New York 11747
         Attention:  Jason M. Barnett, Esq.

                                    with a copy to:


         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York  10019-6618
         Attention: Stephen G. Gellman, Esq.


                  If to Purchaser, to:

         Rechler Equity Partners II LLC
         225 Broadhollow Road
         Melville, New York 11747
         Attention:  Gregg Rechler


                                    with a copy to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Attention:  Joshua Mermelstein, Esq.
         Fax No.:  (212) 859-8582

A notice shall be deemed given upon receipt (or refusal to accept delivery or inability to deliver by reason of changed address of which notice was not given in accordance with this Section 10.1) as evidenced by the return receipt, or the receipt of the personal delivery or overnight courier service, or telecopier transmission electronic confirmation, as applicable. Either party may change its address for notices by giving the other party not less than 10 days prior notice thereof. The parties agree that its respective counsel may send notices on their behalf.

                                   ARTICLE XI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

        Section 11.1 SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

        Section 11.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of Seller and Purchaser.

        Section 11.3 WAIVER. Any term, condition or provision of this Agreement may only be waived in writing by the party which is entitled to the benefits thereof.

        Section 11.4 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

        Section 11.5 FURTHER ASSURANCES. Seller shall, at any time and from time to time after the Closing Date, upon request of Purchaser (or its permitted successors and assigns) and Purchaser shall, at any time and from time to time after the Closing Date, upon request of Seller (or its permitted successors and assigns) execute, acknowledge and deliver all such further documents, instruments, filings or agreements and provide such other assurances as may be reasonably requested and are necessary to further effectuate and confirm the conveyances and other matters contemplated hereby. This Section 11.5 shall survive the Closing.

        Section 11.6 BINDING EFFECT; ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and permitted assigns. Purchaser may, on or prior to the Closing Date, assign this Agreement to its designee or nominee that is an Affiliate of Purchaser provided such designee or nominee assumes all of the obligations of Purchaser hereunder in writing. Upon such assignment and assumption, the assignor shall be released from liability hereunder.

        Section 11.7 PRIOR UNDERSTANDINGS; INTEGRATED AGREEMENT. This Agreement supersedes any and all prior discussions and agreements (written or oral) between Seller and

Purchaser with respect to the purchase of the Property and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding between Seller and Purchaser with respect to the transactions contemplated herein.

        Section 11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

        Section 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF SELLER AND PURCHASER HEREUNDER DETERMINED, IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THIS PROVISION SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

        Section 11.10 NO THIRD-PARTY BENEFICIARIES. No person, firm or other entity other than the parties hereto, shall have any rights or Claims under this Agreement. This provision shall survive the Closing or termination of this Agreement.

        Section 11.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT. THIS PROVISION SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

        Section 11.12 BROKER. Purchaser and Seller each represent to the other that it has not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the sale of the Properties. Each of Seller and Purchaser hereby agrees to indemnify and hold the other free and harmless from any and all Claims, liabilities, losses, damages, costs or expenses as a result of a breach of the foregoing representation, including, without limitation, reasonable attorneys' fees and disbursements. This Section 11.12 shall survive the Closing or termination of this Agreement.

                                  ARTICLE XII
                                  -----------

             SUBSTITUTION OR REMOVAL OF PROPERTY; DEFERRED CLOSINGS
             ------------------------------------------------------

        Section 12.1 SUBSTITUTION OF PROPERTY. At any time, and from time to time prior to the Initial Closing, Purchaser, in Purchaser's sole discretion, may notify Seller that one or more of the Properties shall be exchanged for one or more properties having substantially the same value which are the subject to the Redemption Agreement (the "Redemption Agreement Properties"), provided that the aggregate Common Basis of all Properties exchanged hereunder shall not be more than $5,000,000.00 higher than the aggregate Common Basis of the Redemption Agreement Properties for which they are exchanged, unless otherwise mutually agreed by Seller and REP 1. For purposes of the foregoing, the "Common Basis" of a property shall mean its adjusted basis for federal income tax purposes in the hands of Seller increased by any unamortized built-in gain under Code section 704(c) with respect to such property (not including any such built-in gain allocable to the transferee under the Redemption Agreement or any of its direct or indirect partners or members). In the event of any such substitution, the substituted property or properties shall be deemed part of the Properties for all purposes under this Agreement. In the event that such substituted property is the Ground Lease Parcel (as defined in the Redemption Agreement), all representations, covenants, conditions to closing and other provisions relating to the Ground Lease Parcel and/or the Ground Lease (as defined in the Redemption Agreement) shall be incorporated into this Agreement by reference. Notwithstanding the foregoing, in no event shall the Kennedy Drive Property be substituted under the provisions of this Section 12.1.

        Section 12.2 ADJUSTMENT. In the event one or more of the Properties is exchanged as provided in Section 12.1, then any difference in valuation (if any) of the Allocated Purchase Price of the Property or Properties being exchanged shall be accounted for by such method as Purchaser and Seller may reasonably agree.

        Section 12.3    INDIVIDUAL PROPERTY MAC.

        (a) If on the Closing Date, a Material Adverse Condition shall exist with respect to one or more Properties, then Purchaser, in Purchaser's sole discretion, may notify Seller that only such Property or Properties shall be removed from the Properties that are to be sold to Purchaser at the Closing (any such notice, a "MAC Removal Notice"); provided, that the aggregate Allocated Purchase Prices for all Properties removed pursuant to this Section 12.3(a) shall not exceed $30,000,000.00. In the event of such removal, the removed Property or Properties shall be deemed to not be a part of the Properties for all purposes under this Agreement.

        (b) Notwithstanding the foregoing, if Purchaser shall provide a MAC Removal Notice to Seller with respect to a Property, then the parties shall proceed to Closing on all other Properties and:

                (i) Unless Seller shall have previously given a Remediation Notice pursuant to Section 6.3(c) of the Redemption Agreement which applied to such Property, Seller shall have the right to give a written notice to Purchaser (the "Individual Property Remediation Notice") within 10 days after Seller's receipt of any MAC Removal Notice stating that Seller intends to attempt to remedy such Material Adverse Condition, provided Seller shall have no obligation to deliver the Individual Property Remediation Notice or to remedy any such condition regardless of whether+ the Remediation Notice is given by Seller; and

                (ii) if the Individual Property Remediation Notice shall be given to Purchaser, then, if the Material Adverse Condition shall no longer exist on the date that is 30 days after the relevant Individual Property Remediation Notice was given by Seller (the "Remediation Date") then such Property shall once again be deemed a part of the Properties under this Agreement and the parties shall proceed to Closing on such Property on such date (the "Remediation Closing Date") as Purchaser shall select and shall notify Seller, but not later than the later of the date thirty days after (x) the Remediation Date or (y) the initial Closing Date.

        (c) A "Material Adverse Condition" shall be deemed to exist with respect to a property if (i) there shall be Hazardous Substances present or alleged to be present on such property or liability exists or is alleged to exist under any Environmental Law with respect to such property; (ii) such property is subject to any orders, decrees, injunctions or any other proceedings or requirements imposed by any Governmental Authority or Third Party relating to Hazardous Substances or Environmental Law; (iii) a material structural defect shall exist with respect to such property; (iv) a matter which affects title to such property shall exist, whether or not such matter constitutes a Permitted Exception; (v) the property shall not be in compliance in any material respect with Applicable Laws; (vi) all or any part of such property shall be damaged by fire or other casualty occurring following the date of this Agreement and prior to Closing; or (vii) such property shall be a Property in respect of which a Closing does not occur pursuant to Section 6.3(c); and, in the case of clauses
(i) through (vii), Purchaser's proposed lender shall be unwilling to finance such property, shall require substantial reserves or recourse indemnities as a condition to financing such property, or shall otherwise impose other material requirements substantially adverse to Purchaser a condition to financing such property as result of any such matter.

        Section 12.4 ADJUSTMENT; REMOVAL. In the event one or more of the Properties is removed from this Agreement as provided in Section 12.3, then the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price with respect to such Property or Properties.

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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             SELLER:

                                       RECKSON OPERATING PARTNERSHIP,
                                       L.P., a Delaware limited partnership

                                       By:  RECKSON ASSOCIATES REALTY CORP.,
                                       a Maryland corporation, its general
                                       partner

                                             By: /s/ JASON M. BARNETT
                                                -----------------------------
                                                Name: Jason M. Barnett
                                                Title: Executive Vice President


                                       RECKSON FS LIMITED PARTNERSHIP, a
                                       Delaware limited partnership
                                       By:  RECKSON FINANCING LLC, its general
                                            partner
                                       By:  RECKSON OPERATING PARTNERSHIP, L.P.,
                                            its managing member
                                       By:  RECKSON ASSOCIATES REALTY CORP., a
                                            Maryland corporation, its general
                                            partner

                                             By: /s/ JASON M. BARNETT
                                                -----------------------------
                                                Name: Jason M. Barnett
                                                Title: Executive Vice President


                                       RCG KENNEDY DRIVE, LLC, a Delaware
                                       limited liability company

                                       BY: RECKSON CONSTRUCTION GROUP, INC.,
                                           a member

                                             By: /s/ JASON M. BARNETT
                                                -----------------------------
                                                Name: Jason M. Barnett
                                                Title: Executive Vice President

PURCHASER:

                                         RECHLER EQUITY PARTNERS II LLC, a
                                         Delaware limited liability Company

                                         By:  RECHLER EQUITY PARTNERS II
                                         GENERAL PARTNERS LLC, a Delaware
                                         limited liability company, its managing
                                         member

                                         By: /s/ GREGG RECHLER
                                           -----------------------------
                                           Name: Gregg Rechler
                                           Title: Managing Member